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Dealertrack Technologies, Inc. Reports Third Quarter 2012 Financial Results

Updates 2012 Guidance Based on Results and Acquisitions

Lake Success, N.Y., November 8, 2012 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the third quarter ended September 30, 2012. The Company changed its name from DealerTrack Holdings, Inc. on November 1, 2012.

GAAP Results for the Third Quarter 2012

▪	Revenue for the quarter was $99.1 million, as compared to $95.8 million for the third quarter of 2011.
▪	GAAP net loss for the quarter was $(2.9) million, as compared to GAAP net income of $5.4 million for the third quarter of 2011.
▪	Diluted GAAP net loss per share for the quarter was $(0.07), as compared to GAAP net income per share of $0.13 for the third quarter of 2011.

GAAP net loss for the three months ended September 30, 2012 includes a $3.3 million, or $0.08 per share, non-cash charge (net of taxes) from an adjustment to fair value relating to a warrant.

Non-GAAP Results for the Third Quarter 2012

▪	Adjusted EBITDA for the quarter was $27.0 million, as compared to $25.8 million for the third quarter of 2011.
▪	Adjusted net income for the quarter was $12.5 million, as compared to $14.7 million for the third quarter of 2011.
▪	Diluted adjusted net income per share for the quarter was $0.28, as compared to $0.34 for the third quarter of 2011. As a result of updating the Company's full year expected effective tax rate, a tax benefit that was realized in the prior quarter was reversed in the third quarter, negatively impacting diluted adjusted net income per share by $0.02. Adjusted net income per share for the third quarter would have been $0.30 without the impact of this reversal.

GAAP Results for the Nine Months Ended September 30, 2012

▪	Revenue for the nine months was $287.1 million, as compared to $262.0 million for the same period in 2011.
▪	GAAP net income for the nine months was $20.0 million, as compared to $32.3 million for the same period in 2011.
▪	Diluted GAAP net income per share for the nine months was $0.45, as compared to $0.76 for the same period in 2011.

GAAP net income for the nine months ended September 30, 2012 includes a $15.9 million, or $0.36 per share, gain (net of taxes) for the contribution of the net assets of Chrome to the Chrome Data Solutions joint venture; a $3.4 million, or $0.08 per share, gain (net of taxes) from the sale of certain Chrome branded assets that were not contributed to our Chrome Data joint venture; and a $3.9 million, or $0.09 per share, non-cash charge (net of taxes) from an adjustment to fair value relating to a warrant. GAAP net income for the nine months ended September 30, 2011 was positively impacted by a $22.4 million, or $0.53 per share, non-cash reduction in the valuation allowance against the Company's net U.S. deferred tax assets.

Non-GAAP Results for the Nine Months Ended September 30, 2012

▪	Adjusted EBITDA for the nine months was $71.5 million, as compared to $65.6 million for the same period in 2011.
▪	Adjusted net income for the nine months was $35.4 million, as compared to $33.2 million for the same period in 2011.
▪	Diluted adjusted net income per share for the nine months was $0.81, as compared to $0.78 for the same period in 2011.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, Inc., commented, “Our healthy third quarter performance allows us to remain squarely on track to achieve our full-year revenue expectations and our adjusted EBITDA margin target of approximately 25%, with revenue from recent acquisitions further contributing to our results. In addition to organic growth in our transaction and subscription businesses in the quarter, we are excited to further broaden our market opportunity with the addition of ClickMotive to our digital retailing suite. ClickMotive significantly strengthens Dealertrack’s existing eCarList digital retailing capabilities with an expanded website and digital marketing platform. Importantly, it gives Dealertrack access to a part of dealership advertising budgets, in addition to their technology budgets. We believe investments we are making to both broaden and deepen our product portfolio are improving our market leadership and position us for long-term growth.”

Updated Guidance for 2012

Dealertrack updated its 2012 annual guidance based on its third quarter results and for the acquisitions of ClickMotive and the assets of Ford Motor Company of Canada Limited’s iCONNECT Direct DMS business as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $387.0 million and $390.0 million, an increase from prior guidance of between $381.0 million and $385.0 million.
▪	GAAP net income for the year is expected to be between $21.5 million and $23.0 million, a decrease from prior guidance of between $24.5 million and $26.5 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.49 and $0.52, a decrease from prior guidance of between $0.55 and $0.60 per share.

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $96.5 million and $98.0 million, an increase from prior guidance of between $96.0 million and $98.0 million.
▪	Adjusted net income for the year is expected to be between $48.0 million and $49.5 million, an increase from prior guidance of between $47.5 million and $49.5 million.

▪	Diluted adjusted net income per share for the year is expected to be between $1.08 and $1.12, an increase from prior guidance of between $1.07 and $1.12.

The updated guidance assumes car sales will be generally consistent with what we have seen during the first nine months of 2012, with new car sales by franchised dealers of approximately 14.3 million units and used car sales by franchised dealers of approximately 14.5 million units for 2012, an increase from our previous assumptions of 14.2 million units and 14.0 million units, respectively. Diluted GAAP net income and adjusted net income per share guidance for the year continue to be based on an estimated 44.3 million diluted weighted average shares outstanding. The updated guidance assumes an effective tax rate of 39% for the full year, a decrease from prior guidance of 39.5% at the mid-point.

Conference Call

Dealertrack will host a conference call to discuss its third quarter 2012 results and other matters on November 8, 2012 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the Dealertrack Technologies, Inc. website until November 30, 2012.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, and contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, and certain other non-recurring items.

All stock-based compensation expense is excluded from the calculation of the adjusted EBITDA non-GAAP measure. This may reduce the comparability with prior periods. This non-cash expense was included in presentations prior to fourth quarter 2011.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, and contra-revenue, and may also exclude certain items such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense and certain other non-recurring items.  These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies.  Adjusted EBITDA and adjusted net income are also presented because the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack's intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents, and aftermarket providers. In addition to the industry’s largest online credit application network, connecting more than 19,000 dealers with more than 1,200 lenders, Dealertrack delivers the industry’s most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive, and Registration and Titling  solutions. For more information visit  www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2012 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, the benefits of the ClickMotive acquisition and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net revenue	$99,084	$95,793	$287,097	$262,035
Cost of revenue	55,475	52,129	162,337	145,121
Product development	2,874	3,278	8,812	9,749
Selling, general and administrative	35,307	33,342	103,502	95,317
Total operating expenses	93,656	88,749	274,651	250,187
Income from operations	5,428	7,044	12,446	11,848
Interest expense, net	(3,033)	(263)	(6,984)	(308)
Other income (expense), net	(5,271)	72	(6,121)	171
Gain on disposal of subsidiary and sale of other assets	-	-	33,193	-
Earnings from equity method investment, net	429	-	737	-
Realized gain on securities	4	-	4	409
Income (loss) before (provision for) benefit from income taxes, net	(2,443)	6,853	33,275	12,120
(Provision for) benefit from income taxes, net	(488)	(1,492)	(13,320)	20,135
Net (loss) income	$(2,931)	$5,361	$19,955	$32,255

Basic net (loss) income per share	$(0.07)	$0.13	$0.47	$0.78
Diluted net (loss) income per share	$(0.07)	$0.13	$0.45	$0.76
Weighted average common stock outstanding (basic)	42,661	41,396	42,413	41,146
Weighted average common stock outstanding (diluted)	42,661	42,497	43,909	42,367

Adjusted EBITDA - previous presentation (non-GAAP) (a)	$23,554	$23,041	$61,298	$56,989
Adjusted EBITDA margin - previous presentation (non-GAAP) (b)	24%	24%	21%	22%
Adjusted EBITDA (non-GAAP) (a)	$27,044	$25,786	$71,500	$65,584
Adjusted EBITDA margin (non-GAAP) (b)	27%	27%	25%	25%
Adjusted net income (non-GAAP) (a)	$12,455	$14,654	$35,396	$33,194
Diluted adjusted net income per share (non-GAAP)	$0.28	$0.34	$0.81	$0.78

Stock-based compensation expense was classified as follows:
Cost of revenue	$603	$456	$1,828	$1,308
Product development	169	176	589	548
Selling, general and administrative	2,718	2,113	7,785	6,857
	$3,490	$2,745	$10,202	$8,713

(a)	See Reconciliation Data.
(b)	Represents adjusted EBITDA as a percentage of net revenue.
(c)	For the three months ended September 30, 2012, the diluted adjusted net income per share of approximately $0.28 is based on 44,081,500 diluted weighted average shares outstanding.

DEALERTRACK TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$163,700	$78,709
Marketable securities	45,413	46
Customer funds	3,861	1,097
Customer funds receivable	20,822	18,695
Accounts receivable, net	46,772	37,588
Deferred tax assets	9,019	9,171
Prepaid expenses and other current assets	24,488	23,011
Total current assets	314,075	168,317

Marketable securities - long-term	8,192	-
Property and equipment, net	22,702	21,637
Software and website development costs, net	40,348	37,341
Investments	124,179	89,000
Intangible assets, net	99,289	96,441
Goodwill	242,082	200,840
Deferred tax assets, net	31,654	34,421
Other assets - long-term	14,308	12,356
Total assets	$896,829	$660,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$36,781	$41,194
Customer funds payable	24,683	19,792
Deferred revenue	10,103	9,115
Deferred tax liabilities	3,473	3,443
Due to acquirees	10,966	-
Capital leases payable	122	255
Total current liabilities	86,128	73,799
Long-term liabilities	246,162	91,798
Total liabilities	332,290	165,597
Total stockholders' equity	564,539	494,756
Total liabilities and stockholders' equity	$896,829	$660,353

DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Operating activities:
Net income	$19,955	$32,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,659	37,620
Deferred tax provision (benefit)	9,261	(22,813)
Stock-based compensation expense	10,202	8,713
Provision for doubtful accounts and sales credits	5,520	4,828
Earnings from equity method investment, net	(737)	-
Deferred compensation	112	150
Stock-based compensation windfall tax benefit	(4,226)	(2,255)
Gain on disposal of subsidiary and sale of other assets	(33,193)	-
Realized gain on securities	(4)	(409)
Amortization of debt issuance costs and debt discount	5,244	213
Change in contingent consideration	(900)	-
Change in fair value of warrant	6,310	-
Amortization of deferred interest	574	15
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(17,312)	(16,449)
Prepaid expenses and other current assets	2,848	(1,649)
Other assets — long-term	6,796	(223)
Accounts payable and accrued expenses	(5,186)	(3,969)
Deferred rent	151	37
Deferred revenue	1,912	1,726
Other liabilities — long-term	(2,190)	965
Net cash provided by operating activities	42,796	38,755

Consolidated Statements of Cash Flows (continued)
	Nine Months Ended
	September 30,
	2012	2011
Investing activities:
Capital expenditures	(6,610)	(6,860)
Capitalized software and website development costs	(14,824)	(14,807)
Proceeds from sale of Chrome-branded asset	5,500	-
Purchases of marketable securities	(70,175)	-
Proceeds from sales and maturities of marketable securities	16,106	2,935
Cash contributed for equity method investment	(1,750)	-
Payment for acquisition of businesses and intangible assets, net of acquired cash	(73,994)	(151,962)
Net cash used in investing activities	(145,747)	(170,694)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(496)	(387)
Proceeds from the exercise of employee stock options	5,500	5,177
Proceeds from employee stock purchase plan	592	509
Proceeds from issuance of senior convertible notes	200,000	-
Payments for debt issuance costs	(7,723)	(1,909)
Payments for convertible note hedges	(43,940)	-
Proceeds from issuance of warrants	29,740	-
Purchases of treasury stock	(784)	(446)
Stock-based compensation windfall tax benefit	4,226	2,255
Net cash provided by financing activities	187,115	5,199

Net increase (decrease) in cash and cash equivalents	84,164	(126,740)
Effect of exchange rate changes on cash and cash equivalents	827	(872)
Cash and cash equivalents, beginning of period	78,709	192,563
Cash and cash equivalents, end of period	$163,700	$64,951

Supplemental disclosure:
Cash paid for:
Income taxes	$2,708	$5,125
Interest	1,965	141
Non-cash investing and financing activities:
Non-cash consideration issued for investment in Chrome Data Solutions	42,301	-
Non-cash consideration issued for acquisition of eCarList	-	12,956
Accrued capitalized hardware, software and fixed assets	2,603	1,756
Assets acquired under capital leases and financing arrangements	772	34
Capitalized stock-based compensation	-	98
Deferred compensation reversal to equity	112	150

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP net (loss) income	$(2,931)	$5,361	$19,955	$32,255
Interest income	(181)	(71)	(595)	(270)
Interest expense - cash	984	334	2,426	578
Interest expense - non-cash	2,230	-	5,153	-
Provision for (benefit from) income taxes, net	488	1,492	13,320	(20,135)
Depreciation of property and equipment and amortization of capitalized software and website costs	5,780	5,338	17,175	15,509
Amortization of acquired identifiable intangibles	6,952	7,543	20,484	22,111
EBITDA (non-GAAP)	13,322	19,997	77,918	50,048
Adjustments:
Gain on disposal of subsidiary and sale of other assets	-	-	(33,193)	-
Acquisition-related and other professional fees	1,385	1,390	2,122	2,606
Contra-revenue	1,092	1,175	3,190	3,232
Integration and other related costs (including amounts related to stock-based compensation)	483	51	704	1,009
Acquisition-related contingent consideration changes and compensation expense, net	445	428	403	503
Amortization of equity method investment basis difference	996	-	2,989	-
Rebranding expense	521	-	855	-
Change in fair value of warrant	5,310	-	6,310	-
Realized gain on securities	-	-	-	(409)
Adjusted EBITDA - previous presentation (non-GAAP)	$23,554	$23,041	$61,298	$56,989
Stock-based compensation (excluding amounts included in integration and other related costs)	3,490	2,745	10,202	8,595
Adjusted EBITDA (non-GAAP)	$27,044	$25,786	$71,500	$65,584

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP net (loss) income	$(2,931)	$5,361	$19,955	$32,255
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	-	1,197	-	(22,350)
Amortization of acquired identifiable intangibles	6,952	7,543	20,484	22,111
Stock-based compensation (excluding integration and other related costs)	3,490	2,745	10,202	8,595
Gain on disposal of subsidiary and sale of other assets	-	-	(33,193)	-
Contra-revenue	1,092	1,175	3,190	3,232
Integration and other related costs (including amounts related to stock-based compensation)	536	51	757	1,009
Interest expense - non-cash (not tax-impacted)	2,230	-	5,153	-
Amortization of equity method investment basis difference	996	-	2,989	-
Acquisition-related and other professional fees	1,385	1,390	2,122	2,606
Acquisition-related contingent consideration changes and compensation expense, net	445	428	403	503
Rebranding expense	521	-	855	-
Realized gain on securities (non-taxable)	-	-	-	(409)
Accelerated depreciation of certain technology assets	75	-	1,004	-
Change in fair value of warrant	5,310	-	6,310	-
Amended state tax return impact (non-taxable)	-	(271)	-	(239)
Tax impact of adjustments (a)	(7,646)	(4,965)	(4,835)	(14,119)
Adjusted net income (non-GAAP)	$12,455	$14,654	$35,396	$33,194

(a)	The tax impact of adjustments for the three and nine months ended September 30, 2012 are based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.6%, respectively, for the three months ended September 30, 2012, and 38.1% and 37.6%, respectively, for the nine months ended September 30, 2012. The tax impact of adjustments for the three and nine months ended September 30, 2011 were based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.3% and 37.0%, respectively, for the three months ended September 30, 2011, and 37.1% and 37.0%, respectively, for the nine months ended September 30, 2011.

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2012
	Expected Range

GAAP net income	$21.5	$23.0
Interest, net	10.3	10.3
Income taxes, net	13.5	14.5
Amortization of basis difference from joint venture	4.0	4.0
Depreciation and amortization	23.7	22.7
Amortization of acquired identifiable intangibles	28.2	28.2
EBITDA (non-GAAP)	101.2	102.7
Adjustments:
Non-recurring costs (a)	11.0	11.0
Realized gains	(33.2)	(33.2)
Contra-revenue	4.0	4.0
Adjusted EBITDA - previous presentation (non-GAAP)	$83.0	$84.5
Stock-based compensation (excluding amounts included in integration and other related costs)	13.5	13.5
Adjusted EBITDA - (non-GAAP)	$96.5	$98.0

(a)	Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding and fair value adjustments.

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)
	Year Ending December 31, 2012
	Expected Range

GAAP net income	$21.5	$23.0
Adjustments:
Stock-based compensation	13.5	13.5
Amortization of acquired identifiable intangibles	28.2	28.2
Amortization of basis difference from joint venture	4.0	4.0
Non-cash interest expense (not tax-impacted)	7.5	7.5
Non-recurring costs (a)	12.0	12.0
Realized gains, net of taxes	(19.3)	(19.3)
Contra-revenue	4.0	4.0
Tax impact of adjustments (b)	(23.4)	(23.4)
Adjusted net income (non-GAAP)	$48.0	$49.5

(a)	Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding, accelerated depreciation and fair value adjustments.
(b)	The tax impact of adjustments are based on a blended tax rate of 38% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.
Summary of Business Statistics (Unaudited)
Three months ended

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2012	2012	2012	2011	2011

Active U.S. dealers (a)	19,107	18,638	18,345	17,543	17,629
Active U.S. lenders (b)	1,237	1,212	1,165	1,120	1,103
Transactions processed (in thousands) (c)	22,738	22,562	21,751	18,769	19,772
Active U.S. lender to dealer relationships (d)	178,809	177,570	172,075	164,776	161,400
Subscribing dealers (e)	16,421	16,280	16,143	16,003	15,860

(a)	We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.
(b)	We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.
(c)	Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, DealerTrack Processing Solutions and Dealertrack Canada networks at the end of a given period.
(d)	Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period. 2011 results are recalculated to reflect an improved methodology of accumulating relationships. As previously reported: December 31, 2011 - 151,126, September 30, 2011 - 150,514.
(e)	Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period.

DEALERTRACK TECHNOLOGIES, INC.
Summary of Business Statistics (Unaudited)
Three months ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2012	2012	2012	2011	2011

Transaction revenue (in thousands)	$58,729	$57,433	$54,079	$47,541	$50,411
Subscription revenue (in thousands)	$35,723	$33,932	$33,231	$38,779	$39,261
Other revenue (in thousands)	$4,632	$5,031	$4,307	$4,939	$6,121
Average transaction price (a)	$2.63	$2.59	$2.53	$2.58	$2.60
Transaction revenue per car sold (b)	$6.47	$6.12	$8.61	$7.17	$6.20
Average monthly subscription revenue per subscribing dealership (c) (d)	$694	$697	$690	$813	$834
Average monthly subscription revenue per subscribing dealership (excluding Chrome & ALG) (e)	$694	$697	$690	$690	$684

(a)	Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket, Dealertrack Processing Solutions and Dealertrack Canada networks during a given period. Revenue used in calculation adds back transaction related contra-revenue.
(b)	Represents transaction revenue (includes contra-revenue) divided by our estimate of total new and used car sales for the period in the U.S. and Canada.
(c)	Revenue used in the calculation adds back subscription related contra-revenue.
(d)	Subscribing dealers and subscription revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.
(e)	Excludes subscription revenue from Chrome and ALG.

TRAK-E ###

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